Exhibit 99.1

Nortek Reports Second Quarter 2016 Financial Results

Providence, RI, August 8, 2016 - Nortek, Inc. (Nasdaq: NTK), a global diversified industrial company with leading brands and innovative air management and technology-driven solutions for residential and commercial applications, today announced financial results for the three-months ended July 2, 2016.
Please note that Nortek will not hold a conference call to report second quarter 2016 financial results in light of the pending transaction with Melrose Industries PLC.
Second Quarter 2016 Consolidated Highlights

•
Net sales decreased 2.7% to $685.1 million, from $703.9 million in the second quarter of 2015. Excluding acquisitions, divestitures and the impact of foreign exchange translation, net sales decreased 2.1%.

•
GAAP operating earnings were $52.8 million, compared with $34.7 million in the second quarter of 2015. Excluding the impact of acquisitions and divestitures, operating earnings were $53.5 million, compared with $37.5 million in the second quarter of 2015.

•
Adjusted operating earnings* were $58.0 million, compared with $53.4 million in the second quarter of 2015. Excluding acquisitions and divestitures, adjusted operating earnings were $58.7 million, compared with $55.2 million in the second quarter of 2015.

•
Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA)* was $89.9 million, compared with $83.2 million in the second quarter of 2015. Excluding acquisitions and divestitures, adjusted EBITDA was $90.0 million, compared with $84.8 million in the second quarter of 2015.

•	GAAP net earnings were $18.4 million, or $1.14 per diluted share, compared with a GAAP net loss of $2.3 million, or $0.14 loss per diluted share, in the second quarter of 2015.

•	Free cash flow, which is defined as net cash from operating activities minus capital expenditures, was $50.3 million, compared with negative $35.5 million in the second quarter of 2015.

•	As of July 2, 2016, Nortek had $39.6 million of unrestricted cash and cash equivalents on its balance sheet, compared with $24.6 million on December 31, 2015.

•
As of July 2, 2016, Nortek had $35.0 million of borrowings outstanding under its ABL facility. Nortek had $44.0 million of borrowings outstanding under its ABL facility on December 31, 2015, and had $29.0 million of borrowings outstanding under its ABL facility on August 3, 2016.

* See appendix for reconciliation to most comparable GAAP equivalent.
About Nortek
Nortek is a global, diversified industrial company whose many market-leading brands deliver broad capabilities and a wide array of innovative, technology-driven products and solutions for lifestyle improvement at home and at work. The Company’s broad array of offerings includes ventilation products such as range hoods and bathroom fans, security and audio/video solutions, heating and cooling products, air management systems, and ergonomic and productivity solutions.
As used herein, the term "Nortek" refers to Nortek, Inc., together with its subsidiaries, unless the context indicates otherwise. This term is used for convenience only and is not intended as a precise description of any of the separate corporations, each of which manages its own affairs.
Safe Harbor Statement
This press release includes statements that constitute “forward-looking” statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. When used in this press release, words such as "anticipate," "believe," "could," "estimate," "expect," "feel," "intend," "may," "plan," "potential," "project," "seek," "should," "will," or "would"

and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are based on Nortek's current plans and expectations and involve risks and uncertainties, over which we have no control, that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Nortek undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. For further information, readers are urged to carefully review and consider the reports and filings of Nortek with the Securities and Exchange Commission including the description of "risk factors" set forth under Item 1A in our Annual Report on Form 10-K and any further disclosures the Company makes on related subjects in subsequent reports filed with the SEC.

NORTEK, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED SUMMARY OF OPERATIONS

	For the second quarter ended
	July 2, 2016	June 27, 2015
	(Dollar amounts in millions, except per share data)

Net Sales	$685.1	$703.9

Cost and Expenses:
Cost of revenues	472.5	505.8
Selling, general and administrative expense, net	142.3	147.3
Amortization of intangible assets	17.5	16.1
	632.3	669.2
Operating earnings	52.8	34.7
Net interest expense	(23.4)	(24.9)
Loss from debt retirement	—	(14.8)
Earnings (loss) before provision (benefit) for income taxes	29.4	(5.0)
Provision (benefit) for income taxes	11.0	(2.7)
Net earnings (loss)	$18.4	$(2.3)

Basic earnings (loss) per share	$1.15	$(0.14)

Diluted earnings (loss) per share	$1.14	$(0.14)

Weighted Average Common Shares:
Basic	16,006,946	15,953,059
Diluted	16,184,094	15,953,059

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

NORTEK, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in millions)

	April 2, 2016	December 31, 2015
ASSETS
Current Assets:
Unrestricted cash and cash equivalents	$39.6	$24.6
Restricted cash	2.5	0.3
Accounts receivable, less allowances	383.9	340.0
Net inventories	375.0	368.1
Prepaid expenses	18.1	19.3
Other current assets	12.6	10.9
Tax refunds receivable	10.8	8.2
Total current assets	842.5	771.4

Long-Term Assets:
Total property and equipment, net	229.9	229.0
Goodwill	505.5	505.5
Intangible assets, less accumulated amortization	576.7	609.1
Other assets	20.3	15.4
	1,332.4	1,359.0
Total Assets	$2,174.9	$2,130.4

LIABILITIES AND STOCKHOLDERS' INVESTMENT

Current Liabilities:
Short-term bank obligations	$0.2	$0.5
Current maturities of long-term debt	7.0	6.9
Accounts payable	282.5	269.2
Accrued expenses, taxes, and deferred revenue	224.1	214.5
Total current liabilities	513.8	491.1

Other Liabilities:
Deferred income taxes	82.8	76.9
Other	182.5	178.5
	265.3	255.4

Notes, Mortgage Notes and Obligations Payable, Less Current Maturities	1,359.9	1,371.6

Total stockholders' investment	35.9	12.3
Total Liabilities and Stockholders' Investment	$2,174.9	$2,130.4

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

 NORTEK, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	For the second quarter ended
	July 2, 2016	June 27, 2015
	(Dollar amounts in millions)

Cash flows from operating activities:
Net cash provided by (used in) operating activities	$63.3	$(25.6)
Cash flows from investing activities:
Capital expenditures	(13.0)	(9.9)
Net cash paid for businesses acquired and dispositions	(1.0)	—
Net cash paid for equity investments	(4.0)	—
Net cash paid for acquisition of intangible assets	(0.9)	—
Change in restricted cash and marketable securities	(2.1)	0.1
Other, net	0.7	(0.8)
Net cash used in investing activities	(20.3)	(10.6)
Cash flows from financing activities:
Proceeds from ABL and other borrowings	70.5	128.5
Payment of ABL and other borrowings	(101.5)	(106.4)
Redemption of the 10% Senior Notes due 2018, including redemption premium	—	(262.5)
Net proceeds from borrowings under the senior secured term loan facility due 2020	—	261.8
Fees paid in connection with debt facilities	(1.0)	(2.7)
Net use from equity transactions	0.1	(0.1)
Other, net	—	0.1
Net cash (used in) provided by financing activities	(31.9)	18.7
Net change in unrestricted cash and cash equivalents	11.1	(17.5)
Unrestricted cash and cash equivalents at the beginning of the period	28.5	43.7
Unrestricted cash and cash equivalents at the end of the period	$39.6	$26.2

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

NORTEK, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED SUMMARY OF OPERATIONS

(A)
Nortek, Inc. (“Nortek”) and all of its wholly owned subsidiaries, collectively the “Company,” is a global, diversified company whose many market-leading brands deliver broad capabilities and a wide array of innovative, technology-driven products and solutions for lifestyle improvement at home and at work. Operating within five primary reporting segments, the Company manufactures and sells, primarily in the United States, Canada and Europe, with additional manufacturing in China and Mexico, a wide variety of products for the remodeling and replacement markets, the residential and commercial new construction markets, the manufactured housing market, and the personal and enterprise computer markets.

The Company operates on a calendar year, and each interim period is comprised of two 4-week periods and one 5-week period, with each week ending on a Saturday. The Company's fiscal year always begins on January 1 and ends on December 31. As a result, the Company's first and fourth quarters may have more or less days included than a traditional 4-4-5 fiscal calendar, which consists of 91 days. The three months ended July 2, 2016 ("second quarter of 2016") and June 27, 2015 ("second quarter of 2015") each include 91 days.

The accompanying unaudited condensed consolidated summary of operations reflects the accounts of Nortek and all of its wholly-owned subsidiaries after elimination of intercompany accounts and transactions. Certain amounts in the prior years' consolidated financial statements have been reclassified to conform to the current year presentation.

This unaudited condensed consolidated summary of operations should be read in conjunction with the consolidated financial statements and the notes included in the Company's latest annual report on Form 10-K, as may be updated by quarterly reports on Form 10-Q, and current reports on Form 8-K as filed with the Securities and Exchange Commission.

(B)
The Company has supplemented the reporting of financial information determined under U.S. generally accepted accounting principles (“GAAP”) with certain non-GAAP financial measures, which the Company refers to as "adjusted" measures, including adjusted operating earnings and adjusted EBITDA (earnings before interest, taxes, depreciation and amortization). Adjusted operating earnings is defined as operating earnings as reported, adjusted to exclude certain cash and non-cash, non-recurring items that are otherwise included in operating earnings. Adjusted EBITDA is defined as adjusted operating earnings, further adjusted to exclude depreciation and amortization expense, and share-based compensation expense.

Adjusted operating earnings and EBITDA are not defined terms under GAAP. Neither should be considered as an alternative to operating earnings or net earnings (loss) as a measure of operating results. There are material limitations associated with making the adjustments to the Company's earnings to calculate adjusted operating earnings and EBITDA, and using these non- GAAP financial measures as compared to the most directly comparable GAAP financial measures. For instance, adjusted operating earnings and EBITDA do not include:

•	interest expense, and, because the Company has borrowed money in order to finance its operations, interest expense is a necessary element of the Company's costs and ability to generate revenue;

•	income tax expense, and because the payment of taxes is part of the Company's operations, tax expense is a necessary element of its costs and ability to operate; or

•
certain cash and non-cash, non-recurring items, and share-based compensation expense, and, because such items can, at times, affect the Company's operating results, the exclusion of such items is a material limitation.

Further, adjusted EBITDA does not include depreciation and amortization expense, and, because the Company uses capital assets, depreciation and amortization expense is a necessary element of its costs and ability to generate revenue.

The Company presents adjusted operating earnings and EBITDA because it considers them important supplemental measures of its performance and believes they are frequently used by the Company's investors and other interested parties, as well as by management, in the evaluation of other companies in its industry. In addition, adjusted operating earnings and EBITDA provide additional information used by the Company's management and Board of Directors to facilitate internal comparisons to historical operating performance of prior periods. Further, management believes that adjusted operating earnings and EBITDA facilitate operating performance comparisons from period to period because it excludes potential differences caused by variations in capital structure (affecting interest expense), tax positions (such as the impact of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting depreciation expense).

NORTEK, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED SUMMARY OF OPERATIONS

While adjusted operating earnings and EBITDA are frequently used as measures of operations and the ability to meet debt service requirements by other companies, the Company’s use of this financial measure is not necessarily comparable to such other similarly titled captions of other companies. These non-GAAP financial measures reflect an additional way of viewing aspects of operations that, when viewed with GAAP results, provide a more complete understanding of the business. The company strongly encourages investors and shareholders to review company financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

The following table reconciles operating earnings to adjusted operating earnings and EBITDA for the second quarters ended July 2, 2016 and June 27, 2015:

	For the second quarter ended
	July 2, 2016	June 27, 2015
	(Dollar amounts in millions)

Operating earnings	$52.8	$34.7
Restructuring and transformation charges (a)	(3.0)	17.1
Other Adjustments:
Other non-cash charges	0.8	1.2
Non-recurring losses (b)	—	1.0
Acquisition and disposition fees and expenses	6.5	0.3
Joint venture loss (income)	0.7	(0.5)
Net foreign exchange losses (gains) (c)	0.2	(0.4)
Subtotal - Other Adjustments	8.2	1.6
Adjusted Operating Earnings	58.0	53.4
Depreciation and amortization expense	29.8	28.2
Share-based compensation expense	2.1	1.6
Adjusted EBITDA (d)	$89.9	$83.2

(a)
Includes all restructuring charges, including severance, relocation and transformation/transition costs. Costs associated with these activities for the second quarters ended July 2, 2016 and June 27, 2015 were as follows:

	For the second quarter ended
	July 2, 2016	June 27, 2015
	(Dollar amounts in millions)
Subsidiary Combinations	$(0.3)	$0.1
Manufacturing Rationalization & Relocation Initiatives	—	2.7
Warehousing & Distribution Consolidation	(2.9)	4.9
CAS Segment Consolidation	—	5.0
Other operational improvement initiatives	—	1.3
All other exit and disposal activities	0.2	3.1
	$(3.0)	$17.1

(b)
For the second quarter ended June 27, 2015, this amount includes approximately $0.4 million in legal and other professional services incurred related to the FCPA investigation in the SCS segment, approximately $0.7 million of charges associated with executive transition employment and separation agreement costs and other fees within Unallocated, and other of approximately $(0.1) million.

(c)	Non-cash foreign exchange losses (gains) relate to intercompany debt not indefinitely invested in our subsidiaries.

(d)
See the Company's Form 10-Q for the quarterly period ended July 2, 2016 for information pertaining to the pro forma effect of acquisitions and dispositions, which is not reflected in the above presentation of Adjusted EBITDA.